CENTROID CONSOLIDATED MINES CO. ANNOUNCES TERMINATION OF LETTER OF INTENT TO ACQUIRE LASERSHIELD SYSTEMS, INC.

Salt Lake City, Utah - April 22, 2004- Centroid Consolidated Mines Co. ("Centroid" or the "Company") (OTCBB: CCMC) announced that the Letter of Intent to acquire LaserShield Systems, Inc. ("LaserShield") has been terminated due to the inability of the Company and LaserShield to execute an Agreement and Plan of Reorganization in the time frame set forth in the Letter of Intent which expired April 15, 2004.

Press Release does not constitute an offer of any securities for sale.







Contact: Jason Kershaw, President, Centroid Consolidated Mines Co.
Telephone:  (801) 278-9424